EXHIBIT 24.3




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 1996 Non-Employee Directors Stock Option Plan and 1996 Incentive Plan of Apple Residential Income Trust, Inc. of our report dated February 4, 1999, with respect to the consolidated financial statements and schedule of Apple Residential Income Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                /s/  Ernst & Young LLP
                                                -----------------------
                                                     Ernst & Young LLP

Richmond, Virginia
October 14, 1999